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                                                                   EXHIBIT 10.11

                       INDEPENDENT CONTRACTOR AGREEMENT

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              WITH CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS

THIS AGREEMENT is entered into as of this 8th day of July 1996 between Crown Network Systems, Inc. a Pennsylvania corporation (the "Contractor"), with an office at Penn Center West III, Suite 229, Pittsburgh, Pennsylvania 15276, and Sprint Spectrum L. P., a Delaware limited partnership ("Sprint Spectrum"), with an office at Penn Center West II, Suite 200, Pittsburgh, Pennsylvania 15276.

WHEREAS, the Contractor has been approved to perform construction services for Sprint Spectrum on selected communications sites (each of which is referred to herein as a "Site") for Sprint Spectrum's Personal Communications System ("PCS') in the Pittsburgh Metropolitan Trading Area.

In consideration of the mutual covenants and promises set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The Contractor shall perform all the work set forth in the Scope of Work (the "Work"), pursuant to the specifications and terms and conditions set forth therein or which may reasonably be implied therefrom. All of the services set forth in Exhibit "B" attached hereto and all materials, supplies, services, equipment, technical specifications and other items set forth in the Notice to Proceed (as defined in Paragraph 3 hereof), are included in the Work. Technical specifications and a Construction Services Fee will be negotiated independently for each selected Site and incorporated into the Notice to Proceed. The Construction Services Fee will be "Firm Fixed Price" for the services described in the Construction Services section of Exhibit B and those services set forth in the Notice to Proceed (the "Construction Services Fee").

2. Following the full execution of a Site Lease Acknowledgment ("SLA"), the Contractor shall send its invoice to Sprint Spectrum requesting payment of a Lump Sum Price for such Site. Payment of the Lump Sum Price by Sprint Spectrum shall be due within thirty (30) days from receipt of the Contractor's invoice. The Lump Sum Price for each selected Site shall be comprised of a Construction Management Fee of [*], and a Warehousing and Material Handling Fee of [*] for the services described in the Construction Management and Warehousing and Material Handling sections of Exhibit B (the "Lump Sum Price").

3. The Contractor shall prepare and deliver to Sprint Spectrum, together with a signed SLA, a "Firm Fixed Price" proposal, a bill of materials, a description of the Work and technical specifications. Upon agreement to the price and terms of the foregoing, Sprint Spectrum shall issue to the Contractor a written notice confirming the price and terms agreed upon and fixing the date on which the Contractor shall commence

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

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     performance of its obligations under this Agreement (the "Notice to
     Proceed"). The Contractor shall commence the Work, pursuant to this Agreement, on each Site promptly upon the commencement date set forth in the Notice to Proceed and shall prosecute the Work on each Site diligently to completion. The Contractor will complete the Work required pursuant to the Notice to Proceed within thirty (30) calendar days of the commencement date set forth in the Notice to Proceed; provided, however, that the Contractor shall not be obligated to complete more than 16 Sites in any thirty (30) calendar day period. If more than 16 Notices to Proceed are concurrently outstanding, the Contractor will have an additional three (3) days to complete each Site above the 16 Site minimum. For example, if 17 Notices to Proceed are outstanding, the last Site will be completed within thirty-three (33) calendar days of the commencement date set forth in its Notice to Proceed. If 18 Notices to Proceed are outstanding, the first 16 must be completed within thirty (30) days, the 17th within thirty-three
     (33) days of the commencement date set forth in its Notice to Proceed and the 18th within thirty-six (36) days of the commencement date set forth in its Notice to Proceed. Once the outstanding Notices to Proceed are below 16, the thirty day completion requirement will resume for any Notices to Proceed thereafter issued. The Contractor shall not perform any of the Work or make any financial commitments until receiving the Notice to Proceed. The performance of any portion of the Work or preparation to perform any of the Work by the Contractor, prior to receiving the Notice to Proceed, is done at the Contractor's own risk.

4. Upon final completion of the entire Work at each Site by the Contractor in accordance with the provisions of this Agreement, the Contractor shall request, in writing, final inspection of the Work. Sprint Spectrum will inspect the Work within five (5) calendar days of the Contractor's written request. Within five (5) calendar days of the inspection, Sprint Spectrum will either provide a signed writing evidencing final acceptance of the Work, or, through the use of a punch list form, advise the Contractor of the portions of the Work that are defective or incomplete or of obligations that have not been fulfilled but are required for final acceptance. The Contractor shall complete any unfinished or defective portion of the Work which is necessary to install and operate Sprint Spectrum's equipment within five (5) working days following issuance of the punch list. In no event shall completion by the Contractor of all unfinished or defective portions of the Work exceed thirty (30) calendar days following issuance of the punch list. After final acceptance of the Work, Sprint Spectrum shall pay the Contractor the Construction Services Fee identified in the Work within forty-five (45) days from the date of receipt of the Contractor's invoice. Acceptance by the Contractor of payment shall release Sprint Spectrum from all claims and all liability to the Contractor for all things done or furnished in connection with the Work and from all acts or omissions of Sprint
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     Spectrum relating to or arising out of the Work. No payment, however, shall operate to release the Contractor from its obligations under this Agreement.

5. Sprint Spectrum will, from time to time, provide the Contractor with a list of materials and equipment which Sprint Spectrum will supply (the "List"). The Contractor will use the materials and equipment supplied by Sprint Spectrum and will not substitute any of the same without Sprint Spectrum's prior written consent. Materials and equipment supplied by Sprint Spectrum shall be inspected, approved and accepted by the Contractor and become part of the Work of this Agreement. If materials or equipment are required which are not on the List, the Contractor may supply such materials or equipment itself or obtain them from independent parties. If the Contractor supplies any materials, equipment or labor it shall be based on the Contractor's published rates as set forth on Exhibit "C" attached hereto. The Contractor shall identify the cost being billed to Sprint Spectrum for any materials, equipment or labor which it desires to obtain from an independent party and shall identify the manufacturer of such materials as are obtained from an independent party in its proposal for the Construction Services Fee. Upon request, the Contractor shall submit an itemized account and supporting data which substantiates all costs and expenses associated with materials, equipment or labor procured from independent parties.

6. Notwithstanding any other provision contained in the Work or any other document exchanged by the parties, the following terms and conditions shall apply with respect to this Agreement and the materials, equipment and services provided hereunder:

     a) The Contractor, its agents, subcontractors, and employees shall perform the Work as independent contractors, and not as agents, partners, joint venturers or employees of Sprint Spectrum. The Contractor shall supervise and direct the Work, using the care and skill ordinarily used by members of the Contractor's profession practicing under similar conditions at the same time and in the same geographic area, and the Contractor shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work.

     b) Unless otherwise specifically provided in the Work, the Contractor shall provide and pay for all labor, supervision, materials, construction surveys and layout, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent, and whether or not incorporated or to be incorporated in the Work
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          and any other items incidental to the execution of the Work, all as indicated or which may reasonably be implied from the Work.

     c) The Contractor shall at all times enforce strict discipline and good order among its employees and shall not employ on the Work any unfit person or anyone not skilled in the task assigned to such person.

     d) The Contractor hereby represents and warrants to Sprint Spectrum that all materials and equipment incorporated in the Work will be new unless otherwise requested in writing by the Contractor and agreed to in writing by Sprint Spectrum prior to their use. All such materials and equipment shall be subject to inspection and approval by Sprint Spectrum. The Contractor further represents and warrants that the Work to be performed under this Agreement, and all workmanship, materials and equipment provided, furnished, used or installed in construction of the same, shall be safe, substantial and durable construction in all respects, and that all of the Work will be free from faults and defects and in conformance with the terms of the Work. All of the Work, including all materials and equipment, not conforming to these requirements may be considered defective by Sprint Spectrum. This warranty for each Site shall be for a period of twelve (12) months from the date of final acceptance of the Work on each Site by Sprint Spectrum (the "Warranty Period"). Nothing herein shall limit Sprint Spectrum's right to seek recovery for latent defects which are not observable until after the Warranty Period has expired. The warranty provided herein shall be in addition to and not in limitation of any other warranty or remedy required by law or this Agreement. The Contractor will be responsible to make sure that all third-party warranties flow through to Sprint Spectrum and will enforce all such warranties for the benefit of Sprint Spectrum.

          The Contractor agrees to correct any defective portion of the Work, including all materials and equipment upon request and to the reasonable satisfaction of Sprint Spectrum during the Warranty Period; provided, however, that materials supplied by Sprint Spectrum which are installed and tested by the Contractor and accepted by Sprint Spectrum and are thereafter found to be defective shall be replaced by the Contractor at the expense of Sprint Spectrum in accordance with the Contractor's published rates as set forth on Exhibit C. If the Contractor fails, after three (3) business days following notice from Sprint Spectrum: (i) to commence and continue correction of such defective Work with diligence and promptness; (ii) to perform the Work; or (iii) to comply with any other provision of this Agreement, Sprint Spectrum may correct and remedy any such deficiency. In connection with such corrective
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          and remedial action, Sprint Spectrum may exclude the Contractor from all or part of the Site, take possession of all or part of the Work, and suspend the Contractor's services related thereto, take possession of and incorporate in the Work all materials and equipment paid for by Sprint Spectrum which either are stored at the Site or are stored elsewhere. The Contractor shall allow Sprint Spectrum, its agents, representatives and employees, access to the Site to enable Sprint Spectrum to exercise the rights and remedies as stated hereunder. All claims, costs, losses and damages incurred or sustained by Sprint Spectrum in exercising such rights and remedies will be charged against the Contractor and may be deducted from monies due or to become due to the Contractor; and Sprint Spectrum shall be entitled to an appropriate decrease in the Construction Services Fee or any other remedy permitted in this Agreement or allowed by law. Such claims, costs, losses and damages will include, but not be limited to, all costs of repair or replacement for work of others destroyed or damaged by correction, removal or replacement of the Contractor's defective work. No extension of the time for completion will be given or inferred due to the exercise by Sprint Spectrum of Sprint Spectrum's rights and remedies hereunder. The Contractor shall not be responsible for reasonable delays caused by inclement weather which typically delays a reasonable contractor's performance of work substantially similar to the Work set forth herein.

     e) The Contractor shall give all notices and comply with all laws, ordinances, rules, regulations, and lawful orders of any public authority bearing on the performance of the Work (hereinafter "Laws and Regulations"), and shall promptly notify Sprint Spectrum if the terms of the Work are at variance therewith.

          Unless otherwise set forth herein, the Contractor shall obtain at its expense, all necessary local and municipal permits, licenses, inspections, certificates and approvals of the Work and shall ensure compliance with all state environmental laws and shall furnish utilities it may require to perform the Work. Sprint Spectrum shall pay all fees for such permits, licenses, inspections, certificates or approvals to the appropriate government body or other entity.

          The Contractor shall at all times itself observe and comply with, and cause all its agents and employees to observe and comply with, all such existing and future Laws and Regulations; and shall protect and indemnify Sprint Spectrum, its officers and agents, against any claims or liability arising from or based
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          upon violation of such Laws and Regulations, whether by itself or its agents or employees.

     f) The Contractor shall be responsible to Sprint Spectrum for the acts and omissions of its employees, subcontractors and their agents and employees, and other persons performing any of the Work under a contract with the Contractor.

     g) The Contractor at all times shall keep the Site free from accumulation of waste materials or rubbish caused by its operations. At the completion of the Work, the Contractor shall remove all its waste materials and rubbish from and about the project as well as its tools, construction equipment, machinery and surplus materials. If the Contractor fails to clean up as provided pursuant to this Agreement, Sprint Spectrum may do so and the reasonable cost thereof shall be charged to the Contractor and may be deducted from monies due or to become due to the Contractor.

     h) The Contractor shall protect, maintain and secure the Work during construction and until final acceptance of the Work. This protection, maintenance and security shall be continuous so that the Work is protected, maintained and secured in satisfactory condition at all times. All costs of protection, maintenance and security before final acceptance of the Work shall be part of the Construction Services Fee. Should the Contractor, at any time, fail to so protect, maintain and secure the Work, Sprint Spectrum, upon observing such failure, shall notify the Contractor of such non-compliance and the Contractor shall remedy such unsatisfactory condition within three (3) business days. If the Contractor fails to remedy such condition, Sprint Spectrum may suspend any of the Contractor's Work at a Site and Sprint Spectrum may correct such unsatisfactory condition. Any protection, maintenance or security cost incurred by Sprint Spectrum, shall be charged to the Contractor and may be deducted from monies due or to become due to the Contractor.

     i) The Contractor shall acquire through assignment, purchase, license, or other means, all rights required to fully utilize all technology, know-how, trade secrets, inventions, processes, articles, procedures, equipment, apparatus, devices, or any other part thereof, and any and all things or matters that are to be used in pursuance of performance of the Work under the terms and conditions of this Agreement.

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          If a temporary, preliminary or permanent injunction is secured because of an alleged patent or proprietary rights infringement, which prevents Sprint Spectrum from using the process, materials or equipment furnished, utilized or installed, the Contractor, at its expense, shall within thirty (30) calendar days following notification either: 1) procure the right for Sprint Spectrum to continue using the same process, materials or equipment; or 2) modify the process, materials or equipment, or provide a replacement process, materials or equipment which is non-infringing, and is reasonably satisfactory to Sprint Spectrum. The Contractor shall defend all suits or claims for infringement of any patent or proprietary rights and shall save Sprint Spectrum harmless from loss on account thereof. The obligations of the Contractor under this paragraph shall survive the termination or expiration of this Agreement.

     j) Sprint Spectrum reserves the right to conduct, at its expense, any test or inspection it may deem advisable to assure that construction, supplies and services conform to the provisions of this Agreement, including the Work. Two (2) types of testing will be required for certain equipment and components covered under this Agreement: Cable sweeps; and Megger Tests of five (5) ohms or less. All tests shall be witnessed by representatives of Sprint Spectrum. It shall be the responsibility of the Contractor to assure that such tests are performed and shall submit the written test reports, results and certificates to Sprint Spectrum, summarizing the results of all tests and indicating satisfactory completion of all required tests. All such reports, results and certificates shall be submitted prior to final acceptance of the Work. Additional information concerning testing requirements may be contained in the Work.

     k) The Contractor shall take reasonable safety precautions with respect to performance of this Agreement, shall comply with all safety measures initiated by Sprint Spectrum and all applicable laws, ordinances, rules, regulations and orders of public authorities for the safety of persons or property. The Contractor shall report to Sprint Spectrum within three (3) calendar days any injury to an employee or agent of the Contractor which occurred at a Site.

          If hazardous substances of a type for which an employer is required by law to notify its employees are being used on a Site by the Contractor, its subcontractors or anyone directly or indirectly employed by them, the Contractor shall, prior to exposure of any employees on a Site to such substance, give written notice of the chemical composition thereof to Sprint Spectrum, any subcontractors or other employers on such Site, in sufficient
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          detail and time to permit compliance with such laws by Sprint
          Spectrum, other subcontractors and other employers on such Site.

          In the event that the Contractor encounters on the Site material reasonably believed to be asbestos or polychlorinated biphenyl ("PCB"), which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to Sprint Spectrum in writing. The Work in the affected area shall resume in the absence of asbestos or PCB, or when it has been rendered harmless.

     l) The Contractor may be ordered in writing by Sprint Spectrum without invalidating this Agreement, to make changes in the Work within the general scope of this Agreement consisting of additions, deletions or other revisions, the Construction Services Fee and time for completion being adjusted accordingly. The Contractor, prior to the commencement of such changed or revised portion of the Work, shall submit promptly to Sprint Spectrum written copies of a claim for adjustment to the Construction Services Fee, and time for completion, for such revised Work in a manner consistent with requirements of this Agreement. The Contractor may request a change in the Work by providing Sprint Spectrum with a written request describing the change. If such change is acceptable to Sprint Spectrum, Sprint Spectrum shall provide a written change order to the Contractor as set forth above. Sprint Spectrum shall have five (5) working days to either provide the Contractor with the requested change order or provide written notice that the request is denied. If Sprint Spectrum fails to provide such notice within the five (5) business day period, the requested change order will be deemed to have been accepted by Sprint Spectrum. The Contractor shall not perform any change in the Work, including additions, deletions or other revisions, without prior written authorization from Sprint Spectrum.

     m) To the fullest extent permitted by law, the Contractor shall defend, indemnify and hold harmless Sprint Spectrum and its agents and employees from and against all liability, claims, damages, losses and expenses of whatever nature, including, but not limited to attorneys' fees arising out of or resulting from the performance of the Work, provided that any such liability, claim, damage, loss or expense 1) is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property including the loss of use resulting therefrom, and 2) caused in whole or in part by any negligent act or omission or act of willful misconduct of the Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not it is caused in part by a
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          party indemnified hereunder. Such obligation shall not be construed to negate, abridge or otherwise reduce any other right as to any party or person described in this paragraph. In any and all claims against Sprint Spectrum or any of its agents or employees, by an employee of the Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this paragraph shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any subcontractor under workers' or workmen's compensation acts, disability liability benefits acts or other employee benefit acts. The above obligations shall survive the termination or expiration of this Agreement.

     n) The Contractor shall purchase and maintain insurance for protection from claims under Workers' Compensation and other employee benefit acts, claims for damages because of bodily injury, including personal injury, sickness or disease or death. The Contractor shall also purchase and maintain insurance for protection from claims or damages to property, including loss of use resulting therefrom, which may arise out of or result from the Contractor's operations under this Agreement, whether such operations be by the Contractor, its employees and agents, or any subcontractor and its agents and employees or anyone directly or indirectly employed by any of them. The insurance shall be written by companies and with limits and coverage acceptable to Sprint Spectrum in accordance with Exhibit A attached. The limits specified shall not act to limit the liability of the Contractor or the indemnification obligation of the Contractor. The Contractor and its subcontractors shall require their insurance carriers, with respect to all insurance policies, to waive all rights of subrogation against Sprint Spectrum. Certificates of such insurance shall be filed with Sprint Spectrum prior to commencement of the Work, with such Certificates indicating thirty (30) days notification in writing to Sprint Spectrum if material change or cancellation takes place, and certificates shall also indicate that Sprint Spectrum L.P. shall be named as additional insured as respects the operations of the insured in accordance with the Construction Agreement. Copies of the entire insurance policies will be provided upon request.

     o) If the Contractor persistently or repeatedly fails or neglects to carry out the Work at a Site in accordance with this Agreement, or fails to observe the safety rules and other rules and regulations governing performance of the Work at a Site, and fails within five (5) business days after receipt of written notice to commence and continue correction of such default or neglect with diligence and promptness, Sprint Spectrum may, without prejudice to any other
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          remedy that Sprint Spectrum may have, terminate the Contractor and finish the Contractor's Work at a Site by whatever method Sprint Spectrum may deem expedient. If the expense of finishing the Contractor's Work at a Site exceeds the value of the Construction Services Fee, the Contractor shall pay the difference to Sprint Spectrum. The Contractor shall not be responsible for delays caused by inclement weather which typically delays a reasonable contractor's performance of work substantially similar to the Work set forth herein.

          To the extent the Contractor is terminated at a Site, the Contractor shall immediately take all steps to protect the subcontracts for labor, materials, equipment or services with respect to the termination. Sprint Spectrum may then withhold payment to the Contractor until after the Work pursuant to this Agreement is completed in a satisfactory manner.

     p) The Contractor understands that Sprint Spectrum may remove the Contractor and/or suspend performance of the Work upon request of the owner ("Owner") or lessor ("Lessor") of the Site where the Work is to be performed if the Owner or Lessor reasonably believes that the Contractor is failing to satisfactorily perform the Work.

     q) The Contractor agrees to be bound by all of the provisions of the contract between Sprint Spectrum and the Owner or Lessor insofar as they apply to the Work to be performed under this Agreement. The Contractor acknowledges receipt of a copy of any such contract prior to commencement of the Work.

     r) The Contractor, for itself and for its subcontractors, materialmen, mechanics and all persons under it, hereby waives the right to any lien against the ground, structures or any improvements on each Site for Work or labor done or materials furnished pursuant to this Agreement. If requested by Sprint Spectrum, the Contractor agrees to execute a "no-lien" agreement on a form supplied by Sprint Spectrum.

7. Where the Contractor owns or manages the selected Sites and Sprint Spectrum is required to exercise its rights under Paragraphs 6(d), (o) or (p) above, the Contractor grants Sprint Spectrum, its employees, contractors, subcontractors or agents, the right to enter upon such Sites and to perform the necessary work.

8. Sprint Spectrum intends to protect its proprietary information, together with proprietary information of the Owner or Lessor, which may be disclosed during business transactions with the Contractor. Sprint Spectrum and the Owner or Lessor
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     have devoted substantial time and expense in the field of wireless communications and, in doing so, have acquired proprietary information which they desire to remain confidential in order to promote their corporate growth and security. The business relationship between and among Sprint Spectrum, the Owner or Lessor, and the Contractor will entail the possible disclosure of certain proprietary information to one another, including, among other things, information regarding each parties' respective assets, liabilities, operations, financial conditions, employees, plans, prospects, management, investors, products, strategies and techniques, the technical characteristics and operations of each parties' products, and the identity of suppliers and customers and the nature and extent of their business relationships with such party. Therefore, Sprint Spectrum and the Contractor agree to the following conditions:

     a) All proprietary information of Sprint Spectrum and of the Owner or Lessor will be treated with the strictest confidence. Contractor will not disclose proprietary information to any third party and will not make use of that proprietary information, except for such information necessary to transact business between Sprint Spectrum and the Contractor. The Contractor shall not provide proprietary information to individuals not significantly involved in the proposed transaction.

     b) The Contractor shall not develop any new techniques or ideas relating to Sprint Spectrum's proprietary information or that of the Owner or Lessor that would have a negative impact on their competitiveness.

     For purposes of this Paragraph 8, Sprint Spectrum PCS Network, RF design criteria and search areas are deemed to be proprietary.

9. During the term of this Agreement and for two (2) years thereafter (the "Restricted Period"), neither the Contractor nor Sprint Spectrum will adversely affect the reputation of the other party or of the Owner or Lessor of a Site nor disclose information to any entity concerning their business affairs. During the Restricted Period, the Contractor and Sprint Spectrum also agree not to divert or solicit any of the other party's employees on behalf of itself. For so long as the Contractor is providing services to Sprint Spectrum, and for two years following completion of
                                  -----------------------------------------
     those services, the Contractor agrees not to become an investor, partner,
     --------------
     shareholder, officer, director, joint venturer or affiliate of any kind with an entity providing PCS services or creating a PCS Network in the Pittsburgh Metropolitan Area.
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10.  Because money damages would not be sufficient remedy for a breach of this
     Agreement, Sprint Spectrum shall be entitled to obtain injunctive relief in addition to monetary damages if a breach were to occur.

11. The Contractor shall defend, indemnify, save and hold harmless Sprint Spectrum, its parents, subsidiaries, affiliates, their directors, officers, agents, and the employees from any and all liabilities, claims, or demands (including costs, expenses, and reasonable attorney's fees) that may be made by any person, specifically including, but not limited to, employees or agents of the Contractor, and including but not limited to, employees or agents of the Contractor's subcontractors, for injuries, including death to persons, or damage to property, including theft, arising out of this Agreement, by reason of any act, omission, misconduct, negligence or default on the part of the Contractor, any subcontractor or any employee of the Contractor or subcontractor; and, except, as may otherwise be provided by applicable law, such rights to indemnification shall obtain regardless of whether any act, omission, misconduct, negligence or default (other than gross negligence or willful misconduct) of Sprint Spectrum or its employees contributed or may be alleged to have contributed in any way thereto. The Contractor shall defend Sprint Spectrum at Sprint Spectrum's request against any such liability, claim or demand. The foregoing indemnification shall apply whether the Contractor or Sprint Spectrum defends such suit or claim and shall extend to any costs incurred by Sprint Spectrum to enforce the terms of this indemnification. Sprint Spectrum agrees to notify the Contractor promptly of any written claims or demands against Company for which the Contractor is responsible hereunder.

12. If the Contractor causes damage to the work or property of any separate vendor on the Site, the Contractor shall, upon due notice, settle with such separate vendor by agreement. If such separate vendor sues Sprint Spectrum on account of any damage alleged to have been so sustained, Sprint Spectrum shall notify the Contractor of such proceedings. The Contractor shall indemnify and hold Sprint Spectrum harmless from and pay or satisfy any judgment which may be entered against Sprint Spectrum in any such proceedings. The Contractor shall reimburse Sprint Spectrum for any and all reasonable attorney's fees and court costs which Sprint Spectrum may incur incident to the defense of the said claim, whether or not the claim is defended by Sprint Spectrum or the Contractor.

13. It is mutually agreed that any controversies, disputes or claims of any nature arising out of or relating to this Agreement, or the breach thereof, may, at the discretion of either party to this Agreement, be settled by Arbitration in accordance with the then current Construction Industry Arbitration Rules of the American Arbitration Association (in the Pittsburgh, Pennsylvania office only) and that all findings and

INDEPENDENT CONTRACTOR AGREEMENT
PAGE 13 OF 15

--------------------------------------------------------------------------------

     decisions by the Arbitrators shall be conclusive and binding on both parties and shall not be appealable and judgment upon the award rendered by the Arbitration Panel may be entered into the Court of Common Pleas of Allegheny County. Upon the written request of Sprint Spectrum, the Contractor shall join any subcontractor of the Contractor in such Arbitration. Nothing in this section of this Agreement's provisions shall create any claim, right or cause of action in the favor of the subcontractor against Sprint Spectrum.

     If so determined by the Arbitrators, and to the extent so determined by the Arbitrators, the fees, costs and expenses of the Arbitration shall be borne by the party against whom the Arbitration is determined.

     The Contractor shall proceed with the Work under this Agreement during any claims, disputes, questions or related matters or proceedings unless otherwise agreed to by the Contractor and Sprint Spectrum in writing. If the Contractor is proceeding with the Work or any portion thereof, under protest, the Contractor must notify Sprint Spectrum in writing prior to commencing of the Work or any such portion.

     No payment or partial payment on any claim shall be made prior to final resolution of such claim.

     Sprint Spectrum and the Contractor agree that they shall not make any claim against any officer, agent, or employee of the other party to this Agreement for, or on account of, any act or omission to act in connection with this Agreement, except for acts of willful misconduct, and the parties hereby waive any and all rights to make any such claim or claims.

     Notwithstanding the foregoing, the rights to injunctive relief set forth in Paragraph 10 hereof, may be heard only by the state or federal courts located in Allegheny County, Pennsylvania.

14. This Agreement, being one of personal services, may not be assigned by the Contractor nor may any obligation of the Contractor hereunder be assumed by any other person or third party without the prior written consent of Sprint Spectrum.

15. Any notice or demand required to be given in this Agreement shall be made by certified or registered mail, return receipt requested, or reliable overnight courier to the address of other parties set forth below:

          Contractor:         Crown Network Systems, Inc.
                              Penn Center West III, Suite 229
                              Pittsburgh, PA 15276

INDEPENDENT CONTRACTOR AGREEMENT
PAGE 14 OF 15

--------------------------------------------------------------------------------

                              Attn:  Robert A. Crown, President

          Sprint Spectrum:    Sprint Spectrum,L.P.
                              Penn Center West II, Suite.200
                              Pittsburgh, PA 15276
                              Attn:  David P. Snyder, Director of Operations
                                     and Engineering

     Any such notice is deemed received one (1) business day following deposit with a reiable overnight courier or two (2) business days following deposit in the United States mails addressed as required above. Contractor or Sprint Spectrum may from time to time designate any other address for this purpose by written notice to the other party.

16. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17. This Agreement shall be binding upon Sprint Spectrum and the Contractor, their respective successors and assigns. Moreover, if any portion of this Agreement shall be deemed legally unenforceable, the unenforceability of that particular portion, including its restrictive covenants, shall not limit the enforceability of that particular portion, including its restrictive covenants, shall not limit the enforceability of any other provision.

18. All obligations under this Agreement unless otherwise provided herein, shall be for a period of two years from the date of this Agreement.

19. Neither party shall disclose the terms of this Agreement to an unaffiliated third party (other than attorneys, accountants, or lenders, or as part of financial statements or to a prospective purchaser of all or substantially all of the business or assets of the disclosing party) unless such terms are or become publicly available (other than through unauthorized disclosure by the parties), as required by law to be disclosed, or with the prior written consent of the nondisclosing party.

20. Time is of the essence of this Agreement; it being understood that if the Contractor is delayed in the progress of the Work by changes ordered in the Work, by labor disputes, fire, unusual delay in deliveries of materials, or unavoidable casualties the time for performance shall be extended for the period of such delay, but, for all Sites where a Notice to Proceed is issued within 90 days of the date hereof, such extension be for more than 30 days.

INDEPENDENT CONTRACTOR AGREEMENT
PAGE 15 OF 15

--------------------------------------------------------------------------------

21. The laws of the Commonwealth of Pennsylvania, disregarding conflict of law principles, shall govern this Agreement. Further, each party submits to the jurisdiction of any federal or commonwealth court sitting in Allegheny County, Pennsylvania.

Intending to be legally bound hereto, this Agreement is entered into by the parties as of the day and year written above.

Crown Network Systems, Inc.

/s/ Robert Crown Pres.                  /s/ Patricia A. Sachs
---------------------------------       ----------------------------------
Robert Crown, President                 Witness

                                            Patricia A. Sachs
                                        ----------------------------------
                                        Print Name
Sprint Spectrum L.P.

/s/ Kurt Bagwell                        /s/ Lori Bringus
---------------------------------       ----------------------------------
Kurt Bagwell                            Witness
Assistant Vice President, Engineering
and Operations, East Region                 Lori Bringus
                                        ----------------------------------
                                        Print Name

                                   EXHIBIT A
                                   ---------
                            INSURANCE REQUIREMENTS


Commercial general liability insurance providing coverage for operations and for contractual liability with respect to liability assumed by subcontractor herein. The limits of coverage for such insurance shall not be less than $1,000,000/$2,000,000 for bodily injury and $ 1,000,000 for property damage.

Comprehensive automobile liability insurance covering the use and maintenance of owned, non-owned, hired and rented vehicles with limits of coverage of not less than a combined single limit of $500,000 or not less than $250,000 per person and $500,000 per occurrence for bodily injury and not less than $300,000 per occurrence for property damage.

Workers' Compensation insurance with statutory limits of coverage.

Excess liability insurance in the umbrella form with a combined single limit of $5,000,000.

The insurance carriers and the form of the insurance policies shall be subject to approval by Sprint Spectrum, which approval shall not be unreasonably withheld or delayed. Sprint Spectrum shall be named as an additional insured on all such policies. All insurance policies provided hereunder shall be endorsed to provide Sprint Spectrum with thirty (30) days' notice of cancellation and/or restriction. If the initial insurance policies required by this Agreement expire prior to the completion of the Work, renewal certificates of insurance of policy shall be furnished thirty (30) days prior to the date of their expiration. The Contractor shall furnish to Sprint Spectrum certificates of such insurance issued by the insuring carrier in a form satisfactory to Sprint Spectrum within ten (10) days of the execution of this Agreement but in any case, prior to commencement of the Work, and thereafter upon written request of Sprint Spectrum. The fulfillment of such obligations, however, shall not otherwise relieve the Contractor of any liability assumed by the Contractor hereunder or in any way modify the Contractor's obligations to indemnify Sprint Spectrum.

                                  EXHIBIT "C"
                                  -----------
                          CROWN NETWORK SYSTEMS, INC.

Any additional services performed by Contractor shall be subject to the following hourly rates:

     CLASSIFICATIONS                          RATES
     ---------------                          -----
     President                                 [*]
     Legal                                     [*]
     Vice President                            [*]
     Program Director                          [*]
     Operations Manager                        [*]
     Operations Supervisor                     [*]
     Construction Coordinator                  [*]
     Property Site Researcher                  [*]
     Project Manager                           [*]
     Draftsman                                 [*]
*    Tower Rigger                              [*]
*    Skilled Laborer                           [*]
*    Technician                                [*]
     Office Clerical                           [*]
*    Electrician                               [*]

     All hourly rates above do not include reasonable travel and lodging expenses and shall be invoiced by the quarter-hour.

     EQUIPMENT                                RATES
     ---------                                -----
     580 Backhoe                              [*]
     Equipment Truck/Class 1 (daily)          [*]
         Mileage Charge                       [*]
     Equipment Truck/Class 2 (daily)          [*]
         Mileage Charge                       [*]
     18 Ton Truck Crane                       [*]
     28 Ton Truck Crane                       [*]
     Tractor Trailer with 40 Ton Lowboy       [*]
     Tractor Dump Trailer                     [*]
     Single Axle Dump Truck                   [*]
     977L High Lift                           [*]
     D4 Dozer                                 [*]
     Uniloader                                [*]
     Vibratory Roller                         [*]
     Operator Overtime                        [*]
     Quickie Saw (daily)                      [*]

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

     Tamper (daily)                          [*]
     Chain Saw (daily)                       [*]
     Portable Generator (daily)              [*]

* Only those Classifications with asterisks are includable as costs in the Contractor's proposal for the Construction Services Fee.

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

                                  EXHIBIT "B"
                                  -----------


CONSTRUCTION MANAGEMENT
-----------------------

Site Assessment

     -    Site walk and development of Site plan with Sprint Spectrum
          Construction
     -    Frequency capability study
     -    Space planning in buildings

Site Plan/Site Survey/Construction Documentation

     - Provide copies of existing Site plan as prepared by a land surveyor for each Site
     - Provide CAD drawings of Site design including as-built drawings defining antenna layout, equipment layout, AC and Telco interconnect locations and Site grounding
     - Provide copies of existing tower design and manufacturers structural capabilities

Management Services

     -    Develop a scope of work for each Site
     - Develop a materials list for each Site including but not limited to, antennas, coaxial cable, connectors, mounting brackets, wave guide, cable ladder, grounding kits, cable ports, weather proofing kits and jumpers
     - Manage the Building Permit process to include preparation of documents, meetings with permit officials to develop a complete permit package, filing the permit. Permit fees will be paid by Sprint Spectrum
     - Manage all Site construction activities including but not limited to, subcontractors schedules, coordination of deliveries, on-site management, ordering and installation of AC power and Telco
     - Final Site walk-down with Sprint Spectrum to develop a "Punch list" and completion of the "Punch list" activities
     - Make the Site available for equipment installation by Lucent and assure Lucent's installers maintain approved Site standards

WAREHOUSING AND MATERIAL HANDLING
---------------------------------

     - Order third party materials from Sprint Spectrum approved vendors with no additional markup, including but not limited to, Coaxial cable, connectors, grounding kits, antennas, jumpers and mounting brackets

     EXHIBIT "B" cont'd



     -    Store materials at Contractors warehouse
     -    Manage material distribution from Contractor's warehouse to each Site
     - Asset management to assure proper use, storage and tracking and security of Sprint Spectrum materials


CONSTRUCTION SERVICES
---------------------

     All construction is to be performed in strict compliance with standards, specifications and drawings approved by the Sprint Spectrum Wireless Implementation Manager and will include but not be limited to:

     - Preparation for and installation of ground pad and/or mounting brackets for PCS Base Station equipment
     - Installation of GPS and PCS antennas and supporting brackets and mounts
     - Preparation and installation of coaxial cables, connectors, waterproof connector covers, grounding kits and accessories between the Base Station equipment and the antennas
     - Preparation and installation of disaster prevention grounding system to include the grounding ring and equipment grounds
     - Other mutually agreed upon miscellaneous constructions tasks as may be reasonably requested from time to time by Sprint Spectrum

               ADDENDUM TO THE INDEPENDENT CONTRACTOR AGREEMENT
                                    between
                          Crown Network Systems, Inc.
                                      and
                             Sprint Spectrum L.P.
                              dated 08 July 1996

                      ____________________________________

THIS ADDENDUM is entered into this 12th day of November 1997, by and between
                                   ----        --------
CROWN NETWORK SYSTEMS, INC., a Pennsylvania corporation (the "Contractor"), with an office at Penn Center West III, Suite 229, Pittsburgh, Pennsylvania 15276 and SPRINT SPECTRUM L.P., a Delaware limited partnership ("Sprint Spectrum"), with an office at Penn Center West II, Suite 200, Pittsburgh, Pennsylvania 15276.

     WHEREAS, Contractor and Sprint entered into an Independent Contractor Agreement dated July 8, 1996, under which Contractor was approved to perform construction services for Sprint Spectrum on selected communications sites for Sprint Spectrum's Personal Communications System ("PCS") in the Pittsburgh Metropolitan Trading Area; and,

     WHEREAS, Contractor and Sprint have agreed that certain inventory for Sprint Spectrum must be warehoused; and,

     WHEREAS, Contractor has the space available for such warehousing of equipment;

     NOW THEREFORE, in consideration of the mutual covenants contained in this Addendum and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties intending to be legally bound agree to the following terms and conditions.

1. Contractor does hereby lease, remise and let to Sprint Spectrum, for the purpose hereinafter set forth, certain dedicated contiguous storage space as herein further defined, being part of 2656 Idlewood Road, Pittsburgh, Pennsylvania, operated by Contractor (the "Resource Center");

     TOGETHER WITH such routes of ingress and egress thereto and therefrom as are presently held by Contractor;

     TO HAVE AND TO HOLD initially a maximum of 5,000 square feet of dedicated contiguous storage space, both indoor and outdoor, such locations to be indicated in Exhbit "A" to this Addendum ("Storage Space").

2. The term of the occupancy of the storage space shall be month-to-month, commencing on October 27, 1997. This tenancy automatically renews itself for subsequent one month periods until notice of cancellation is served on either party at least 15 days prior to the expiration of the current monthly term.

3. Sprint Spectrum agrees that its agents, servants and workmen will be allotted the use of parking spaces available at the Resource Center location on a first-come first-serve basis. It is further understood and agreed that all truck traffic areas will remain unobstructed, free and clear at all times.

4. The parties to this Addendum do hereby further agree that the monthly rental fee for the indoor storage space shall be [*]; and [*] for outdoor space.

     It is further understood and agreed that the square footage charge will be based on the greater of 1,000 square feet or on the actual space that Sprint Spectrum is occupying.

     The Contractor will provide a rate structure for shipping of inventory from Resource Center to a particular construction site or other mutually agreed upon locations, which will be available for Sprint Spectrum and all of its agents, servants and workmen.

5. The parties to this Addendum do hereby further agree that all required equipment and trained operators of Contractor at the Resource Center will be provided on a time and material basis with no minimum requirements. The parties hereto agree and understand that the standard rates for "typical" equipment to be used at the Resource Center are as follows:

          Crane (35 ton)               [*]
          Forklift                     [*]
          Pallet Jack                  [*]
          Boom Truck (23 ton)          [*]

     Additional equipment may be supplied as required with rates for such equipment to be provided on an as-need basis.

6. Any permits for oversize equipment/material hauling will be a reimbursable cost and passed directly on to Sprint Spectrum. Any expense that requires reimbursement from Sprint Spectrum must be approved, in writing, in advance of the billable expense in this regard.

                                       2

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

     Contractor may provide the following heavy equipment based on a cost per job basis with such cost to be determined by Contractor at time of use:

          Truck Tractor and Semi-Tractor (40 ft. Flatbed or 35 ton Lowboy) 22 ft. Dry Van (Box Truck)
          Stake Truck
          Pickup Truck
          Five Ton Tag-along Trailer

7. Resource Center activities not included in this Addendum include, but are not limited to, long distance transportation, special materials handling, operations at remote warehouses, out-of-state operations, etc., and will be quoted on an as-needed basis.

8. The parties understand and agree that the Contractor will supply employees to work in the storage space on an "as-needed" basis at a standard time and rate of [*].

9. Contractor agrees that its employees will handle the "batteries" for Sprint Spectrum provided that the batteries are shipped and packaged in accordance with Contractor's standards. Contractor's standards shall be specifically outlined and communicated, in writing, to Spring Spectrum, upon execution of this Addendum.

10. Contractor agrees to provide reasonable maintenance and general custodial service to the storage space and Resource Center, i.e. parking lots, washrooms, doors, lights, water, sewage, driveway and snow removal. Contractor further agrees to provide the cleaning supplies and services.

11. Contractor further agrees that Sprint Spectrum shall have 24 hour, seven day accessibility to the Resource Center and storage space. Sprint Spectrum agrees that office space accessibility shall be limited and restricted to the hours between 6:00 a.m. and 6:00 p.m., Monday through Saturday.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be

                                       3

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

executed by their respective duly authorized representatives as of the day and year first above written.


Attest:                                    Crown Network Systems, Inc.

/s/ Barbara A. Crown                       By: /s/ Robert Crown
--------------------                          ------------------------------
(seal)                                        Robert Crown, President


Witness:                                   Sprint Spectrum L.P.

/s/ Lara Ray                               By: [SIGNATURE ILLEGIBLE]
-------------------                           ------------------------------
                                                  [SIGNATURE ILLEGIBLE]
                                           Title:---------------------------

                                       4